CONSENTS OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 44 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 25, 1997, relating to the financial statements and financial highlights of The JPM Institutional International Bond Fund and the financial statements and supplementary data of The Non-U.S. Fixed Income Portfolio appearing in the September 30, 1997 Annual Report, which is also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of the Registration
Statement of our reports dated October 23, 1997, relating to the financial statements and financial highlights of The JPM Institutional Tax Exempt Bond Fund and The JPM Institutional Tax Exempt Money Market Fund and the financial statements and supplementary data of The Tax Exempt Bond Portfolio and The Tax Exempt Money Market Portfolio appearing in the August 31, 1997 Annual Reports, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement of our report dated August 20, 1997, relating to the financial statements and financial highlights of The JPM Institutional Diversified Fund and the financial statements and supplementary data of The Diversified Portfolio appearing in the June 30, 1997 Annual Report, which is also incorporated by reference into the Registration Statement.

We  also  consent  to the  references  to us  under  the  headings  "Independent
Accountants"   and  "Financial   Statements"  in  the  Statement  of  Additional
Information.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
December 29, 1997